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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this registration statement of Novavax, Inc. on Form S-3 of our report dated February 7, 1997, except as to Note 13 for which the date is March 14, 1997, on our audits of the consolidated financial statements of Novavax, Inc. as of December 31, 1995 and 1996 and for the years ended December 31, 1994, 1995 and 1996, which report is included in Novavax, Inc.'s Annual Report of Form 10-K for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts."



                                    /s/ Coopers & Lybrand L.L.P.
                                    ----------------------------------
                                        Coopers & Lybrand L.L.P.




Rockville, Maryland
February 17, 1998